UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2016

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3284 Northside Parkway NW Suite 150, Atlanta, GA	30327
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

(Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.

On December 30, 2016, POP 3 Ravinia, LLC ("Purchaser"), an indirect, wholly owned subsidiary of Preferred Apartment Communities Operating Partnership, L.P. ("PAC-OP") completed the acquisition of a fee simple interest in a Class A office building in the Central Perimeter submarket of Atlanta, Georgia ("Three Ravinia") from SPUS6 Three Ravinia, LP ("Seller") for an aggregate net purchase price of approximately $181.8 million after certain credits for outstanding tenant improvements, capital projects and rent abatements, and exclusive of acquisition- and financing-related transaction costs. Preferred Apartment Communities, Inc. (the "Company") is the general partner of, and, as of September 30, 2016, owner of an approximate 96% interest in, PAC-OP. Outside of the acquisition of Three Ravinia, there is no relationship between the Company, PAC-OP or the Purchaser and Seller.

To fund the purchase price for Three Ravinia, Purchaser utilized a new and separate first mortgage loan, secured only by Three Ravinia, from John Hancock Life Insurance Company (U.S.A.) ("John Hancock"). The first mortgage loan from John Hancock is for a maximum aggregate amount of $115.5 million and has a maturity date of January 1, 2042, a fixed interest rate of 4.46% per annum, is interest only until February 1, 2022 and thereafter will amortize over a 30-year term until maturity. In connection with the financing of the acquisition of Three Ravinia, the Company paid a loan coordination fee of approximately $1.85 million, or 1.6% of the maximum aggregate amount of the new loan, to Preferred Apartment Advisors, LLC, the Company’s manager.

Item 9.01    Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) are currently being prepared. The Company will file the required financial statements under the cover of Form 8-K/A as soon as practicable but not later than March 20, 2017, which is the first business day that is 71 calendar days after the latest date on which this initial Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) is currently being prepared. The Company will file the required pro forma financial information under the cover of Form 8-K/A as soon as practicable but not later than March 20, 2017, which is the first business day that is 71 calendar days after the latest date on which this initial Current Report on Form 8-K is required to be filed.

(d)    Exhibits.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: January 6, 2017	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
Senior Vice President, General Counsel and Secretary